Appendix A



                       TANKNOLOGY-NDE INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                             1989 STOCK OPTION PLAN

                      As previously Adopted August 28, 1989
                                       and
  As Amended July 10, 1990, March 28, 1991, December 6, 1991 and June 26, 1996


     1. Purpose and Objective. The 1989 Stock Option Plan was established by Tanknology- NDE International, Inc. (the "Company"), formerly NDE Environmental Corporation, to attract, retain and provide equity incentives to selected persons to promote the financial success of the Company. This amended and restated 1989 Stock Option Plan, which will henceforth be designated as the Tanknology-NDE International, Inc. 1989 Long-Term Incentive Plan (the "Plan"), is amended and restated in order to facilitate compliance with recently-adopted section 162(m) of the Internal Revenue Code of 1986, and changed provisions of Rule 16b-3 promulgated under the Exchange Act (as defined below), as well as to permit issuance of stock-based compensation Awards (as defined below) in addition to stock options. The Plan is also being amended to increase the number of shares with respect to which Awards may be offered under the Plan and to extend the term of the Plan. As so amended, the Plan is designed to retain selected employees of the Company and its Subsidiaries (as hereinafter defined) and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan is hereby amended and restated as it shall appear in the text of this document.

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Award" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means such committee of the Board as is designated by the Board to administer the Plan.


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     "Common Stock" means the Common Stock,  par value $ .0001 per share, of the
Company.

     "Director" means an individual serving as a member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc., or (iv) if none of the above is applicable, such amount as may be determined by the Board, in good faith, to be the fair market value per share of Common Stock.

     "ISO" means an incentive stock option within the meaning of section 422 of the Code.

     "Participant" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

     "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation.

     3. Eligibility. All Awards issued under this Plan prior to the effective date of this amendment and restatement of the Plan shall remain effective in accordance with their terms and provisions. All Directors, officers, management employees and key consultants of the Company and its Subsidiaries are eligible for Awards under this Plan as amended and restated. The Committee shall determine eligibility for Awards under the Plan in its sole discretion, and shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The granting of Awards under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in this Plan or to be granted an Award.


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     4. Common Stock  Available for Awards.  There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan, which commenced pursuant to the Plan as it was adopted on August 28, 1989, an aggregate of 6,000,000 (six million) shares of Common Stock, subject to adjustment as provided in Paragraph 14. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder.

     5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Unless otherwise provided in an Award Agreement with respect to a particular award, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     6. Delegation of Authority. The Committee may delegate to the Chairman of the Board of Directors, the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act or section 162(m) of the Code.

     7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the


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     Committee in its sole discretion and shall be signed by the Participant and by the President or any Vice President of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant's option rights under the Plan. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights (i) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.


     Notwithstanding anything herein to the contrary, no Participant may be granted Awards consisting of stock options or stock appreciation rights exercisable for more than 50% of the shares of Common Stock originally authorized for Awards under the Plan, subject to adjustment as provided in Paragraph 14. In the event of an increase in the number of shares authorized under the Plan, the 50% limitation will apply to the number of shares authorized.

     (a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee that is not less than 50% of the Fair Market Value of the Common Stock on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, complies with section 422 of the Code. Pursuant to the ISO requirements of section 422 of the Code, notwithstanding anything herein to the contrary, (i) no ISO can be granted under the Plan on or after the tenth anniversary of the Effective Date of the amended and restated Plan (as hereinafter defined), (ii) no Participant may be granted an ISO if, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Award is granted) of the Common Stock with respect to which ISOs (including Awards hereunder) are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) would exceed $100,000 and (iii) no Participant may be granted an ISO if the Participant is not an employee of the Company or a Subsidiary. No person shall be eligible for the grant of an ISO who owns (within the meaning of sections 422 and 424 of the Code), or would own immediately after the grant of such ISO, directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if, at the time such ISO is granted, the ISO price is at least 110% of Fair Market Value on the date of grant and the ISO is not, by its terms exercisable after the expiration of five years from the date of grant.

     (b) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement.



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     (c) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

     (d) Cash Award. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

     8. Payment of Awards.

     (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions.

     (b) Deferral. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

     (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market


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



Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for loans from the Company to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements. Notwithstanding the foregoing, no amendment or modification shall be made, without the approval of the shareholders of the Company, which would:

          (a) Increase the total number of shares reserved for the purposes of the Plan under Paragraph 4, except as provided in Paragraph 14; or

           (b) Materially   modify  the   requirements  as  to  eligibility  for
               participation in the Plan.

     12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the exten-


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



sion of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

     13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-l(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (a "QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules thereunder. No ISO Award under this Plan shall be assignable or otherwise transferrable, except by will or the laws of descent and distribution or pursuant to a QDRO. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 or the terms of an Award Agreement shall be null and void.

     14. Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume stock options, regardless of whether in a transaction to which section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of


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



previously issued options, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

     15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee or consultant to continued employment with the Company or any Subsidiary.

     18. Rights as a Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Stock with respect to Awards granted hereunder, unless and until certificates for shares of Common Stock are issued to such Participant.


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


     19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     20. Effective Date of Plan. This Plan as amended and restated shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company, subject to approval by shareholders of the Company at the next subsequent shareholders' meeting. Notwithstanding the foregoing, the adoption of this Plan as so amended and restated is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders held on or before _________________. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                                  Attested to by the Secretary of Tanknology-
                                  NDE International, Inc. as adopted by the Board of Directors of Tanknology-NDE International, Inc. effective as of the _____ day of ______________, 1997 (the "Effective
                                  Date") of this amended and restated Plan.






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